CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 9, 2004, relating to the financial statements and financial highlights which appears in the June 30, 2004 Annual Report to Shareholders of Cullen Funds Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Shareholder Reports” and “Registered Independent Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
October 1, 2004